EXHIBIT 99.1
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SPIRE CORPORATION NEWS RELEASE
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                           SPIRE CORPORATION APPOINTS
                 RICHARD P. THOMLEY AS CHIEF ACCOUNTING OFFICER

BEDFORD, Mass. -- (BUSINESS WIRE) -- March 21, 2007 -- Spire Corporation (Nasdaq: SPIR) today announced the appointment of Richard P. Thomley as Chief Accounting Officer and Corporate Controller.

Mr. Thomley joined Spire Corporation on January 2, 2007 as the Corporate Controller. In his role as Chief Accounting Officer, he will be responsible for all accounting issues including compliance with Sarbanes-Oxley requirements. Mr. Thomley has degrees in Accounting and Finance from the University of Wisconsin and is a former Certified Public Accountant. Prior to working with Spire Corporation, Mr. Thomley was Corporate Controller for Implant Sciences Corporation, a manufacturer of medical and high technology security equipment. From 2000 to 2004, he was the Chief Financial Officer of SynQor, Inc., a privately held electronics component manufacturer.

Roger Little, Chairman and CEO, said, "Mr. Thomley brings us the strong compliance and reporting skills that Spire needs to help manage the accounting issues across the Company's diverse businesses."


About Spire Corporation
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Spire Corporation provides products and services to the solar energy, biomedical and optoelectronics industries worldwide. For more information visit www.spirecorp.com.

Contact:    Spire Corporation
            Christian Dufresne, 781-275-6000
            CFO & Treasurer

Certain matters described in this news release may be forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risk of dependence on market growth, competition and dependence on government agencies and other third parties for funding contract research and services, as well as other factors described in the Company's Form 10-KSB filed with the Securities and Exchange Commission.